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                                                                     EXHIBIT 5.1

                             OPINION OF NORTON ROSE

The Directors
Eidos Plc
Wimbledon Bridge House
1 Hartfield Road
Wimbledon
London SW19 3RU

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Eidos Plc (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Securities Act") covering the offering of up to 4,005,923 ordinary shares of (pound)0.02 each (the "Shares") pursuant to its Amended and Restated 1997 Stock Option Plan as re-adopted on 12 December 2003 (the "Plan").

In connection with this opinion, we have only examined and relied on those documents set out below:

(a)      a copy of the Plan;

(b) a copy of the draft Registration Statement and related draft prospectus (the "Prospectus") both dated February 16, 2004;

(c)      your Certificate of Incorporation, as amended;

(d)      your Memorandum and Articles of Association; and

(e) a copy extract of the minutes of a meeting of the board of directors of the Company held on 16 February 2004 approving the filing of the Registration Statement, certified by the chairman as being a true, accurate and complete copy.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, and that there are no extrinsic agreements or understandings among the parties that would modify or interpret the terms of the agreements or the respective rights or obligations of the parties thereunder.

We have also assumed that options in relation to the Shares will be granted and Shares will thereafter be allotted, issued and paid for upon exercise of the options in each case fully in accordance with the terms of the Plan, your Memorandum and Articles of Association in force at the relevant time and the relevant provisions of the United Kingdom Companies Act 1985 (as amended), all necessary authorities and resolutions will be fully and unconditionally in force at the time the options are granted and the Shares

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are issued and the Company maintains authorized but unissued ordinary share capital at least equal to the aggregate nominal value of the Shares to be issued.

We have also assumed that any meeting of the directors, minutes of which we have reviewed, was duly convened and constituted, that the directors present at the meeting were duly appointed directors of the Company holding office at the date of the relevant meetings and that the resolutions passed thereat have not been revoked, replaced or amended.

We have further assumed that no event, circumstance or matter occurs after the date of this opinion which might affect the opinion set out below (including without limitation, any amendment to the memorandum or Articles of association of the Company, any grant or creation of any rights of pre-emption in respect of the Shares or any change in law after the date of this opinion).

Our opinion is expressed only with respect to the laws of England and relates only to such law as applied by the courts of England as at today's date. We express no opinion as to, and we have not investigated for the purposes of this opinion, the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the Plan would or might affect any of the conclusions stated in this opinion.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid and will not be subject to calls for further funds.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement, including exhibits.

Yours faithfully,

/s/ Norton Rose

Norton Rose

16 February 2004